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                                                                    Exhibit 10.1

                     VOTING AGREEMENT AND IRREVOCABLE PROXY


         THIS VOTING AGREEMENT AND IRREVOCABLE PROXY (the "Agreement") is entered into as of April 24, 2000, between the undersigned securityholders (the "Stockholders"), of Destron Fearing Corporation, a Delaware corporation (the "Company"), and Applied Digital Solutions, Inc., a Missouri corporation ("ADS").

         WHEREAS, concurrently with the execution and delivery of this Agreement, Digital Angel.net Inc., a Delaware corporation, and a wholly-owned subsidiary of ADS ("Merger Sub"), ADS and the Company have entered into an Agreement and Plan of Merger dated as of April 24, 2000 (the "Merger Agreement"), providing for the merger of Merger Sub with and into the Company (the "Merger") pursuant to the terms and conditions of the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger; and

         WHEREAS, as an inducement and a condition to ADS entering into the Merger Agreement pursuant to which each Stockholder, subject to the requirements and adjustments set forth in Section 1.4 of the Merger Agreement, will receive
0.75 of a share of ADS Common Stock (as defined in the Merger Agreement) in exchange for each share of Company Common Stock (as defined in the Merger Agreement) owned by such Stockholder, the Stockholders each have agreed to enter into this Agreement;

         NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1. REPRESENTATIONS OF STOCKHOLDERS. Each of the Stockholders severally represents as to itself that such Stockholder:

                  (a) is the holder in the capacity set forth on Exhibit A hereto of that number of shares, and/or options to purchase shares, of Company Common Stock set forth opposite such Stockholder's name on Exhibit A (such Stockholder's shares of Company Common Stock, the "Shares", and the Shares and the options to purchase Common Stock of the Company and the Shares are collectively referred to herein as the "Securities");

                  (b) does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) any shares, or options to purchase shares, of Company Common Stock or other Company capital stock other than its Securities;

                  (c) has the right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and legally binding agreement of


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         such Stockholder, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and such execution, delivery and performance by Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other agreement to which such Stockholder is bound; (ii) violate any order, writ, injunction decree or statute, or any rule or regulation, applicable to Stockholder or any of the properties or assets of Stockholder or (iii) result in the creation of, or impose any obligation on such Stockholder to create, any lien, charge or other encumbrance of any nature whatsoever upon the Shares; and

                  (d) the Securities are now and will at all times during the term of this Agreement be held by such Stockholder, or by a nominee or custodian for the account of such Stockholder, free and clear of all pledges, liens, proxies, claims, shares, security interests, preemptive rights and any other encumbrances whatsoever with respect to the ownership, transfer or voting of such Securities; and there are no outstanding options, warrants or rights to purchase or acquire, or other agreements relating to, such Securities other than this Agreement.

The representations and warranties contained herein shall be made as the date hereof and as of each date from the date hereof through and including the date that the Merger is consummated.

         2. AGREEMENT TO VOTE SHARES. Each of the Stockholders severally agrees to vote its Shares and any New Shares (as defined in Section 7 hereof), and shall cause any holder of record of its Shares or New Shares to vote, (a) in favor of adoption and approval of the Merger Agreement and the Merger (and each other action and transaction contemplated by the Merger Agreement and this Agreement) at every meeting of the stockholders of the Company at which such matters are considered (each, a "Company Stockholder Meeting") and at every adjournment thereof, and (b) against any actions or approval that would compete with or could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger including, without limitation, any Alternative Proposal (as defined in the Merger Agreement). Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Each Stockholder also agrees to use its reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

         3. IRREVOCABLE PROXY. Each of the Stockholders hereby constitutes and appoints ADS or any nominee of ADS, with full power of substitution, as its true and lawful attorney and proxy and hereby authorizes each, for and in its name, place and stead, to present and to vote all of the Shares and New Shares (a) in favor of the adoption and approval of the Merger Agreement and the Merger (and each other action and transaction contemplated by the Merger Agreement and this Agreement) and (b) against any action or approval that would compete with or could serve to materially interfere with, delay, discharge, adversely affect or inhibit the timely consummation of


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the Merger Agreement, including, without limitation, any Alternative Proposal
(as defined in the Merger Agreement), at every Company Stockholder Meeting and at every adjournment or postponement thereof, to the same extent and with the same effect as the Stockholder might or could do under applicable law, rules and regulations. The proxy granted pursuant to the immediately preceding sentence is given in consideration of and as an inducement to ADS to enter into the Merger Agreement and as such is coupled with an interest and shall be irrevocable unless and until this Agreement terminates pursuant to Section 11(d) hereof. Each of the Stockholders hereby revokes any and all previous proxies granted with respect to any of the Shares and shall not hereafter, unless and until this Agreement terminates pursuant to Section 11(d) hereof, purport to grant any other proxy or power of attorney with respect to any of the Shares or the New Shares or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Shares or the New Shares covering the subject matter hereof.

         4. NO VOTING TRUSTS. After the date hereof, the Stockholders severally agree that they will not, nor will they permit any entity under their control to, deposit any of their Shares in voting trust or subject any of their Shares to any arrangement with respect to the voting of such Shares other than agreements entered into with ADS or Merger Sub.

         5. NO PROXY SOLICITATIONS. Each of the Stockholders severally agrees that such Stockholder will not, nor will such Stockholder permit any entity under their control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Merger or otherwise encourage or assist any party in taking or planning any action which would compete with or otherwise could serve to materially interfere with, delay, discourage, adversely affect or inhibit the timely consummation of the Merger in accordance with the terms of the Merger Agreement, (b) directly or indirectly encourage, initiate or cooperate in a stockholders' vote or action by consent of the Company's stockholders in opposition to or in competition with the consummation of the Merger, or (c) become a member of a "group" (as such term is used in Section 13(d) of the 1934 Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the Merger; provided, that the foregoing shall not restrict any director of the Company from taking any action such director believes is necessary to satisfy such director's fiduciary duty to stockholders of the Company.

         6. TRANSFER AND ENCUMBRANCE. On or after the date hereof, each of the Stockholders severally agrees not to voluntarily transfer, sell, offer, pledge or otherwise dispose of or encumber ("Transfer") any of its Securities or New Shares prior to the earlier of (a) the effective date of the Merger or (b) the date this Agreement shall be terminated in accordance with its terms.

         7. ADDITIONAL PURCHASES. Each of the Stockholders severally agrees that if (i) there occurs any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting the Securities of a Stockholder, (ii) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Company Common Stock or Company capital stock after the execution of this Agreement, including, but not limited to, through the exercise of such Stockholders' options, or (iii) such


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Stockholder voluntarily acquires the right to vote any shares of Company Common
Stock or Company capital stock other than the Shares (collectively, "New Shares"), all such New Shares acquired or purchased by it shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

         8. SPECIFIC PERFORMANCE. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if the party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

         9. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall not be assignable without the written consent of all other parties hereto.

         10. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

         11. MISCELLANEOUS.

                  (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware.

                  (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

                  (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  (d) This Agreement shall terminate upon the earliest to occur of (i) the Effective Time of the Merger (as defined in the Merger Agreement), and (ii) termination of the Merger Agreement.



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                  (e) All Section headings herein are for convenience of
         reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

                  (f) The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon any Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, ADS and Merger Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

                       [SIGNATURES ON THE FOLLOWING PAGE]




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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first written above.

APPLIED DIGITAL SOLUTIONS, INC.



By: /s/ RICHARD J. SULLIVAN
   ------------------------------
   Richard J. Sullivan
   Chairman of the Board and Chief
   Executive Officer


THE STOCKHOLDERS

/s/ RANDOLPH GEISSLER                         /s/ DOUGLAS M. PIHL
 -----------------------------                ------------------------------
Randolph Geissler                             Douglas M. Pihl

/s/ THOMAS PATIN                              /s/ RICHARD JAHNKE
------------------------------                ------------------------------
Thomas Patin                                  Richard Jahnke

/s/ JAMES P. SANTELLI                         /s/ ROBERT C. CALGREN
------------------------------                ------------------------------
James P. Santelli                             Robert C. Calgren

/s/ WILLIAM BATTISTA                          /s/ EZEKIEL MEJIA
------------------------------                ------------------------------
William Battista                              Ezekiel Mejia

/s/ KENNETH LARSON
------------------------------
Kenneth Larson

/s/ STANLEY GOLDBERG
------------------------------
Stanley Goldberg

/s/ JOHN BEATTIE
------------------------------
John Beattie

/s/ DAVID HENDERSON
------------------------------
David Henderson

/s/ GARY S. KOHLER
------------------------------
Gary S. Kohler


           [SIGNATURE PAGE TO VOTING AGREEMENT AND IRREVOCABLE PROXY]



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                       EXHIBIT "A" TO VOTING AGREEMENT AND
                                IRREVOCABLE PROXY



                           Number of Shares of           Number of Options to
  Stockholder              Company Common Stock         Purchase Common Stock
  -----------              --------------------         ---------------------
  Geissler                      486,000                       245,000
  Santelli                         0                          140,000
  Patin                         157,500                        45,000
  Battista                         0                          112,500
  Mejia                           1,000                       127,500
  Calgren                          0                           68,000
  Larson                         82,500                          0
  Goldberg                         0                           40,000
  Beattie                        54,700                        37,500
  Henderson                      24,000                        30,000
  Kohler                         47,500                        20,000
  Pihl                             0                           40,000
  Jahnke                           0                           40,000







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